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Exhibit 10.27

EGTRRA GOOD FAITH AMENDMENTS TO
JETBLUE AIRWAYS CORPORATION
401(k) RETIREMENT PLAN

        THIS AMENDMENT adopted this 19 day of September, 2002, by JETBLUE AIRWAYS CORPORATION (herein referred to as the "Employer").

W I T N E S S E T H:

        WHEREAS, the Employer has heretofore adopted a defined contribution pension benefit plan known as the jetBlue Airways Corporation 401(k) Retirement Plan (herein referred to as the "Plan"); and

        WHEREAS, the-Employer, pursuant to Section 8.1 of the Plan relating to amendments thereto, hereby desires to amend the Plan for the purpose of implementing certain changes required or permitted by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub.L. 107-16, by adopting the sample "good faith" amendments set forth in IRS Notice 2001-57.

        NOW, THEREFORE, effective as of January 1, 2002, except as otherwise provided herein, the Employer hereby amends the Plan as follows:

PREAMBLE

        1.    Adoption and effective date of amendment.    This amendment of the Plan is adopted to elect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

        2.    Supersession of inconsistent provisions.    This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

SECTION I. PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES

        Effective for plan loans made after December 31, 2001, Plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

SECTION II. LIMITATIONS ON CONTRIBUTIONS

        1.    Effective date.    This section shall be effective for limitation years beginning after December 31, 2001.

        2.    Maximum annual addition.    Except to the extent permitted under section XII of this amendment and section 414(v) of the Code, the annual addition that may be contributed or allocated to a participant's account under the Plan for any limitation year shall not exceed the lesser of:

  (a)
  $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

  (b)
  100 percent of the participant's compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

        The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

SECTION III. INCREASE IN COMPENSATION LIMIT

        The annual compensation of each participant taken into account in determining allocations for any plan year. beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

SECTION IV. MODIFICATION OF TOP-HEAVY RULES

        1.    Effective date.    This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends Article IX of the Plan.

        2.    Determination of top-heavy status.

        2.1    Key employee.    Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

        2.2    Determination of present values and amounts.    This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

        2.2.1    Distributions during year ending on the determination date.    The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year' period."

        2.2.2    Employees not performing services during year ending on the determination date.    The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

        3    Minimum benefits.    Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

SECTION V. INTENTIONALLY OMITTED

SECTION VI. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

        1.    Effective date.    This section shall apply.to distributions made after December 31, 2001.

        2    Modification of definition of eligible retirement plan.    For purposes of the direct rollover provisions in section 7.12 of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the code and an eligible plan under section 457(b) of the code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

        3.    Modification of definition of eligible rollover distribution to exclude hardship distributions.    For purposes of the direct rollover provisions in section 7.12 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan

        4.    Modification of definition of eligible rollover distribution to include after-tax employee contributions.    For purposes of the direct rollover provisions in section 7.12 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions, which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

SECTION VII. ROLLOVERS FROM OTHER PLANS

        1.    The Plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below, beginning on January 1, 2002.

        2.    Direct Rollovers.    The Plan will accept a direct rollover of an eligible rollover distribution from:

          (a)    a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions.

          (b)    an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions,

          (c)    an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, except to the extent that such distribution consists of amounts attributable to after-tax employee contributions.

        3.    Participant Rollover Contributions from Other Plans.    The Plan will accept a participant contribution of an eligible rollover distribution from:

          (a)    a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions.

          (b)    an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions.

          (c)    an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, except to the extent that such distribution consists of amounts attributable to after-tax employee contributions.

        4.    Participant Rollover Contributions from IRAs.    The Plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

        5.    Rollover Contributions of After-Tax Employee Contributions Not Accepted.    Notwithstanding anything to the contrary hereinabove, the Plan will not accept a rollover contribution or any portion of a rollover contribution that consists of amounts attributable to after-tax employee contribution that would otherwise (but for the making of such rollover contribution) be excludible from the gross income of the distributee.

SECTION VIII. ROLLOVERS DISREGARDED IN INVOLUNTARY CASHOUTS

        1.    This section shall apply with respect to distributions made after January 1, 2002, with respect to participants who incurred a severance from employment after January 1, 2002. This section supersedes section 4.11(d) of the Plan.

        2.    Rollovers disregarded in determining value of account balance for involuntary distributions.    For purposes of sections 6.4(a) and 6.5(b) of the Plan, the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the participant's entire nonforfeitable account balance.

SECTION IX. REPEAL OF MULTIPLE USE TEST

        The multiple use test described in Treasury Regulation section 1.401(m)-2 and section 4.7(a)(2) of the Plan shall not apply for plan years beginning after December 31, 2001.

SECTION X. ELECTIVE DEFERRALS—CONTRIBUTION LIMITATION

        No participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under section XII of this amendment and section 414(v) of the Code.

SECTION XI. MODIFICATION OF TOP-HEAVY RULES

        The top-heavy requirements of section 416 of the Code and section 9.1 of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met.

SECTION XII. CATCH-UP CONTRIBUTIONS

        1.    All employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

        2.    This provision is effective with respect to contributions after December 31, 2001.

SECTION XIII. SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

        1.    A participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the period specified in section 2 below

        2.    Suspension Period for Hardship Distributions.    A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution or until January 1, 2002, if later.

SECTION XIV. DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

        1.    Effective date.    This section shall apply for distributions occurring after December 31, 2001, regardless of when the severance from employment occurred.

        2.    New distributable event.    A participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

        The Plan, as herein amended, is hereby ratified, approved and confirmed as being in full force and effect as of the date hereof.

        IN WITNESS WHEREOF, the undersigned Employer has executed this Amendment as of the day and year first above written.

EMPLOYER:
JETBLUE AIRWAYS CORPORATION
By:	/s/ VINCENT STABILE Name: Vincent Stabile Title: Vice President, People

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